Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-149884 and 333-145765) and S-8 (No. 333-149883) of our report dated March 31, 2008, relating to the financial statements of VirnetX Holding Corporation as of December 31, 2007 and for the period from August 2, 2005 (date of inception) to December 31, 2007, which appears in this Form 10-K.

/s/ Farber Hass Hurley LLP

Granada Hills, CA
March 31, 2008